Exhibit 99.1

Hemisphere Media Group Closes on $175 Million Term Loan B

MIAMI, FL— Hemisphere Media Group, Inc. (NASDAQ: HMTV) (the “Company”), the only publicly traded pure-play U.S. media company targeting the high growth Hispanic TV/cable networks business, announced that on July 30, 2013 certain of the Company’s subsidiaries entered into a credit agreement providing for a $175 million senior secured term loan B facility (the “Term Loan Facility”) which matures on July 30, 2020.  The Term Loan Facility also provides an uncommitted accordion option (the “Incremental Facility”) allowing for additional borrowings under the Term Loan Facility up to an aggregate principal amount equal to (i) $20 million plus (ii) an additional amount up to 4.0x 1st lien net leverage.  Pricing on the Term Loan Facility was set at LIBOR plus 500 basis points (with a LIBOR floor of 1.25%) and 1.0% of original issue discount.  After repayment of all outstanding debt obligations at the Company’s subsidiaries and payment of fees and expenses, net proceeds are $85 million.  The Company will use these proceeds for general corporate purposes, including potential acquisitions.

Deutsche Bank Securities Inc. (Lead Bookrunner) and GE Markets, Inc. each served as Joint Lead Arrangers for the new Term Loan Facility.  Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel to the Company.

Caution Concerning Forward-Looking Statements

Statements in this press release, may contain certain statements about the Company that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements.. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.  In addition, these statements are based on a number of assumptions that are subject to change.  Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in the company’s most recent registration statement on Form S-4 (File No. 333-186210) (the “Registration Statement”) and post-effective amendment No. 1 on Form S-1 to the Registration Statement, filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.

Hemisphere Media Group (NASDAQ: HMTV) is the only publicly-traded pure-play U.S. Spanish-language TV/cable network business serving the high-growth U.S. Hispanic population. Headquartered in Miami, Florida, Hemisphere owns and operates Cinelatino, WAPA Television and WAPA America. Cinelatino is the leading Spanish-language movie channel with more than 12 million subscribers in the U.S., Latin America and Canada, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean. WAPA

Television is Puerto Rico’s leading broadcast station with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA Television produces more than 65 hours per week of top-rated news and entertainment programming. WAPA America is the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA-TV. WAPA America has more than five million U.S. subscribers.

Hemisphere Media Group, Inc.

Patrick Scanlan, 212-687-8080

Source: Hemisphere Media Group, Inc.